Exhibit 99.2

Inogen Announces Third Quarter 2026 Financial Results

Board of Directors appoints Andy Reding as President and Chief Executive Officer

Company initiates a $20 million cost reduction program to accelerate profitability

Completes U.S. oxygen rental divestiture to simplify commercial model

BEVERLY, Mass., November 5, 2026 -- Inogen, Inc. (Nasdaq: INGN), a medical technology company offering innovative respiratory products for use in the homecare setting, today announced financial results for the quarter ended September 30, 2026.

“I am excited to lead Inogen at an important inflection in the Company’s evolution,” said Andy Reding, President and Chief Executive Officer. “We have a strong foundation, including a talented team, a differentiated portfolio of respiratory solutions, and deep customer relationships. At the same time, we have meaningful opportunities to sharpen our focus, strengthen execution, and improve commercial and operational performance. We remain focused on building a simpler, more focused company that can deliver sustainable, profitable growth and create long-term value for our shareholders.”

Recent Business Highlights

·
Announced the appointment of Andy Reding as President and Chief Executive Officer and member of the Board of Directors
·
Completed the divestiture of the U.S. oxygen rental business on November 2, 2026, for total estimated cash consideration of up to $24.8 million, sharpening the Company’s commercial focus and establishing a long-term supply agreement that expands patient access to Inogen’s oxygen concentrators through a national distribution network
·
Initiated a cost reduction program beginning in the fourth quarter of 2026 that is expected to generate approximately $20 million of annualized savings by the end of 2027
·
Delivered GAAP total revenue from continuing operations of $77.2 million in the third quarter of 2026, reflecting the divestiture of the U.S. oxygen rental business
·
Reported GAAP loss from continuing operations of $14.8 million in the third quarter of 2026 compared to $3.6 million in the prior-year period. Adjusted loss from continuing operations was $0.4 million in the third quarter of 2026 compared to adjusted earnings of $1.2 million in the prior-year period
·
Increased the Company’s existing share repurchase program authorization by $15 million bringing the total authorization to $45 million and further enhancing Inogen’s ability to return capital to shareholders
·
Announced the Board of Directors’ intention to submit proposals at the 2027 Annual Meeting of Stockholders to declassify the Board, with all directors to be elected annually, and eliminating supermajority voting requirements in the Company’s Certificate of Incorporation and Bylaws

Third Quarter 2026 Financial Results

GAAP total revenue in the third quarter of 2026 was $77.2 million, a decrease of 2.4% from $79.1 million in the prior-year period, or a decrease of 3.2% on a constant currency basis. Revenue growth in the U.S. of 3.8%, was driven by demand for our portable oxygen concentrators, or POCs, and new products and was partially offset by capital softness in international markets.

GAAP gross margin was 44.1% in the third quarter of 2026 compared to 45.7% in the prior-year period. Adjusted gross margin was 44.2% in the third quarter of 2026 compared to 45.9% in the prior-year period due to a change in mix driven by lower international sales which more than offset continued cost of revenue improvements.

GAAP loss from continuing operations was $14.8 million in the third quarter of 2026 compared to $3.6 million in the prior-year period. Adjusted loss from continuing operations was $0.4 million in the third quarter of 2026 compared to adjusted earnings from continuing operations of $1.2 million in the prior-year period.

GAAP net loss per diluted share from continuing operations of $0.56 compared to $0.13 in the prior-year period. Adjusted net loss per diluted share from continuing operations was $0.02 in the third quarter of 2026 compared to adjusted net earnings per diluted share from continuing operations of $0.04 in the prior-year period.

Cash, cash equivalents, marketable securities, and restricted cash were $97.7 million as of September 30, 2026, with no debt outstanding. The Company repurchased 1,786,850 shares of common stock for $11.2 million year-to-date under the share repurchase program announced in the first quarter of 2026.

With the divestiture of the rental business, the Company has classified the results of that business as discontinued operations for all periods presented. Unless otherwise noted, financial results, non-GAAP measures, and guidance in this press release reflect continuing operations only, and prior period amounts have been recast to conform to the current presentation. Reconciliations of gross margin, operating expense, operating loss, net loss / earnings, and net loss / earnings per diluted share for the three and nine months ended September 30, 2026 and 2025 are in the financial schedules that are a part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Reconciliation of U.S. GAAP to Non-GAAP Financial Measures.”

Fourth Quarter and Full Year 2026 Financial Outlook

Due to the divestiture of the rental business, Inogen is now providing financial guidance from continuing operations. Inogen now expects fourth quarter 2026 revenue from continuing operations in the range of $65 million and $68 million.

For the full year 2026, Inogen now expects revenue from continuing operations in the range of $298 million and $301 million.

The Company expects an adjusted loss from continuing operations of $7 million to $8 million for full-year 2026.

The Company has not provided a reconciliation of forward-looking adjusted net loss to the most directly comparable GAAP measure because certain items that impact net loss are uncertain or outside the Company's control and cannot be reasonably predicted without unreasonable effort.

Corporate Governance Update

Inogen’s Board of Directors intends to submit proposals to stockholders at the Company’s 2027 Annual Meeting of Stockholders to (a) amend the Company’s Certificate of Incorporation to declassify the Board so that all directors are elected annually, and (b) eliminate the supermajority voting requirements in the Company’s Certificate of Incorporation and Bylaws. At the 2026 Annual Meeting on June 5, 2026, more than 99% of the votes cast for or against the Board’s declassification proposal were in favor. However, the proposal did not reach the affirmative vote of 66 2/3% of outstanding shares that the Company’s Certificate of Incorporation requires.

Quarterly Conference Call Information

On November 5, 2026, the Company will host a conference call at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time.

Individuals interested in listening to the conference call may do so by dialing:

U.S. domestic callers (877) 841-3961
Non-U.S. callers (201) 689-8589

Please reference Inogen to join the call. A live audio webcast and archived recording of the conference call will be available to all interested parties through the News / Events page on the Inogen Investor Relations website. This webcast will also be archived on the website for six months.

A replay of the call will be available approximately three hours after the live webcast ends and will be accessible through November 12, 2026. To access the replay, dial (877) 660-6853 or (201) 612-7415 and reference Conference ID: 13761255.

Inogen has used, and intends to continue to use, its Investor Relations website, http://investor.inogen.com/, aas a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Inogen

Inogen, Inc. (Nasdaq: INGN) is a leading global medical technology company offering innovative respiratory products for use in the homecare setting. Inogen supports patient respiratory care by developing, manufacturing, and marketing innovative best-in-class respiratory therapy devices used to deliver care to patients suffering from chronic respiratory conditions. Inogen partners with patients, prescribers, home medical equipment providers, and distributors to make its respiratory therapy products widely available, allowing patients the chance to manage the impact of their disease.

For more information, please visit www.inogen.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this communication that are not historical facts, including, but not limited to, statements regarding Inogen’s future business plans, market opportunities, financial outlook, growth strategies, anticipated operational results, and guidance, are forward-looking statements. Words such as “aims,” “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from currently anticipated results, including but not limited to, risks and uncertainties relating to Inogen’s 2026 fourth quarter and full year financial guidance; its discontinued operations; market acceptance of its products; competition; its sales, marketing and distribution capabilities; its planned sales, marketing, and research and development activities; and risks associated with international operations. Information on these and additional risks, uncertainties, and other information affecting Inogen’s business operating results are contained in its Annual Report on Form 10-K for the period ended December 31, 2025, its Quarterly Report on Form 10-Q for the period ended September 30, 2026, and in its other filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Inogen disclaims any obligation to update these forward-looking statements except as may be required by law.

Non-GAAP Financial Measures

Inogen has presented certain financial information in accordance with U.S. GAAP and also on a non-GAAP basis for the three and nine months ended September 30, 2026, and September 30, 2025. Management believes that these non-GAAP financial measures, taken in conjunction with U.S. GAAP financial measures, provide useful information for both management and investors by excluding certain non-cash and other expenses that are not indicative of Inogen’s core operating results. Management uses these non-GAAP measures to compare Inogen’s performance relative to forecasts and strategic plans, to benchmark Inogen’s performance externally against competitors, and for certain compensation decisions. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Inogen's operating results as reported under U.S. GAAP. Inogen encourages investors to carefully consider its results under U.S. GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Reconciliations between U.S. GAAP and non-GAAP results are presented in the accompanying tables of this release.

Contact
ir@inogen.net

Consolidated Statements of Comprehensive Loss

(unaudited)

(amounts in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2026	2025	2026	2025
Revenue	77,193	79,090	233,122	226,732
Cost of revenue	43,185	42,925	128,311	124,477
Gross profit	34,008	36,165	104,811	102,255
Operating expense
Research and development	5,404	4,840	16,372	14,083
Sales and marketing	18,885	20,629	60,372	61,250
General and administrative	14,744	16,131	45,974	45,378
Impairment charge	10,559	—	10,559	—
Total operating expense	49,592	41,600	133,277	120,711
Loss from operations	(15,584)	(5,435)	(28,466)	(18,456)
Other income
Interest income, net	870	1,070	2,611	3,222
Other income, net	73	606	262	1,663
Total other income, net	943	1,676	2,873	4,885
Loss from continuing operations before provision (benefit) for income taxes	(14,641)	(3,759)	(25,593)	(13,571)
Provision (benefit) for income taxes	153	(146)	(175)	(396)
Loss from continuing operations	(14,794)	(3,613)	(25,418)	(13,175)
Loss from discontinued operations, net of tax	(1,361)	(1,681)	(2,911)	(2,445)
Net loss	(16,155)	(5,294)	(28,329)	(15,620)
Other comprehensive (loss) income, net of tax
Change in foreign currency translation adjustment	(18)	(16)	(1,213)	5,765
Change in net unrealized gains (losses) on foreign currency hedging	31	1,442	(22)	746
Less: reclassification adjustment for net (gains) losses included in net loss	(6)	(652)	69	(1,391)
Total net change in unrealized (gains) losses on foreign currency hedging	25	790	47	(645)
Change in net unrealized (losses) gains on marketable securities	(67)	23	(61)	65
Total other comprehensive (loss) income, net of tax	(60)	797	(1,227)	5,185
Comprehensive loss	$(16,215)	$(4,497)	$(29,556)	$(10,435)

Basic loss per share attributable to common stockholders:
Continuing operations	$(0.56)	$(0.13)	$(0.94)	$(0.50)
Discontinued operations	(0.05)	(0.06)	(0.11)	(0.09)
Total basic loss per share	$(0.61)	$(0.20)	$(1.05)	$(0.59)
Diluted loss per share attributable to common stockholders:
Continuing operations	$(0.56)	$(0.13)	$(0.94)	$(0.50)
Discontinued operations	(0.05)	(0.06)	(0.11)	(0.09)
Total diluted loss per share	$(0.61)	$(0.20)	$(1.05)	$(0.59)
Weighted average number of shares outstanding :
Basic shares of common stock	26,461,344	27,075,637	26,939,805	26,407,849
Diluted shares of common stock	26,461,344	27,075,637	26,939,805	26,407,849

(1) Reconciliations of net loss attributable to common stockholders basic and diluted can be found in Inogen’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 to be filed with the Securities and Exchange Commission.

(2) Due to a net loss for the three and nine months ended September 30, 2026 and September 30, 2025, diluted loss per share is the same as basic.

Consolidated Balance Sheets

(unaudited)

(amounts in thousands)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$81,844	$103,729
Marketable securities	14,996	15,848
Restricted cash	870	1,289
Accounts receivable, net	48,614	34,138
Inventories	29,035	25,969
Prepaid expenses and other current assets	12,392	11,335
Assets of discontinued operations	20,574	32,290
Total current assets	208,325	224,598
Property and equipment, net	8,623	10,063
Goodwill	-	10,698
Intangible assets, net	26,077	30,763
Operating lease right-of-use asset	14,096	16,501
Other assets	7,789	6,002
Total assets	$264,910	$298,625
Liabilities and stockholders' equity
Current liabilities
Accounts payable and accrued expenses	$40,684	$32,602
Accrued payroll	11,931	9,397
Warranty reserve - current	9,969	10,116
Operating lease liability - current	3,258	3,163
Deferred revenue - current	4,423	3,217
Income tax payable	—	183
Liabilities of discontinued operations	—	4,857
Total current liabilities	70,265	63,535
Long-term liabilities
Warranty reserve - noncurrent	16,939	18,194
Operating lease liability - noncurrent	11,675	14,313
Deferred revenue - noncurrent	2,592	3,603
Deferred tax liability	6,450	6,749
Total liabilities	107,921	106,394
Stockholders' equity
Common stock	26	27
Additional paid-in capital	357,860	363,545
Accumulated deficit	(203,913)	(175,584)
Accumulated other comprehensive income	3,016	4,243
Total stockholders' equity	156,989	192,231
Total liabilities and stockholders' equity	$264,910	$298,625

Condensed Consolidated Statements of Cash Flows

(unaudited)

(amounts in thousands)

	Nine months ended September 30,
	2026	2025
Cash flows from operating activities
Net loss	$(28,329)	$(15,620)
Loss from discontinued operations, net of tax	(2,911)	(2,445)
Loss from continuing operations	(25,418)	(13,175)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	6,609	6,609
Provision for sales revenue returns and doubtful accounts	5,217	4,866
Provision for inventory losses	941	721
Stock-based compensation expense	5,417	6,123
Impairment charge	10,559	—
Deferred income taxes	(72)	30
Other	(117)	286
Changes in operating assets and liabilities (1)	(16,746)	(25,858)
Net cash used in operating activities of continuing operations	(13,610)	(20,398)
Net cash provided by operating activities of discontinued operations	5,401	10,125
Net cash used in operating activities	(8,209)	(10,273)
Cash flows from investing activities
Purchases of available-for-sale securities	(20,878)	(22,682)
Maturities of available-for-sale securities	21,669	6,000
Investment in property and equipment	(1,201)	(1,544)
Net cash used in investing activities of continuing operations	(410)	(18,226)
Net cash used in investing activities of discontinued operations	(2,504)	(6,467)
Net cash used in investing activities	(2,914)	(24,693)
Cash flows from financing activities
Proceeds from employee stock purchases	729	971
Payment of employment taxes related to vesting of restricted stock units	(668)	(634)
Repurchases of common stock	(11,247)	—
Payments of accrued earnout	—	(3,178)
Proceeds from issuance of common stock from securities purchase agreement	—	27,210
Net cash (used in) provided by financing activities	(11,186)	24,369
Effect of exchange rates on cash	5	939
Net decrease in cash, cash equivalents, and restricted cash	$(22,304)	$(9,658)

(1) Includes $9,822 of the operating activity portion of the earnout liability payment related to the Physio-Assist acquisition for the nine months ended September 30, 2025.

Supplemental Financial Information

(unaudited)

(in thousands, except units and patients)

					Constant
	Three months ended				Currency
	September 30,		Change 2026 vs. 2025		Change (1)
Revenue by geographic region	2026	2025	$	%	%
U.S. sales	$42,249	$40,687	$1,562	3.8%	3.8%
International sales	34,944	38,403	(3,459)	-9.0%	-10.4%
Total revenue	$77,193	$79,090	$(1,897)	-2.4%	-3.2%
Additional financial measures
Portable units sold	51,900	49,000

					Constant
	Nine months ended				Currency
	September 30,		Change 2026 vs. 2025		Change (1)
Revenue by geographic region	2026	2025	$	%	%
U.S. sales	$119,257	$120,421	$(1,164)	-1.0%	-1.0%
International sales	113,865	106,311	7,554	7.1%	0.8%
Total revenue	$233,122	$226,732	$6,390	2.8%	0.1%
Additional financial measures
Portable units sold	151,500	138,400

(1) Represents a non-GAAP financial measure.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

(unaudited)

(in thousands, except per share amounts)

	Three months ended September 30, 2026
Non-GAAP Financial Metrics	Gross Profit	Research and Development	Sales and Marketing	General and Administrative	Impairment charge	Loss from Operations	Loss from continuing operations	Diluted EPS from continuing operations
Financial Results (GAAP)	$34,008	$5,404	$18,885	$14,744	$10,559	$(15,584)	$(14,794)	$(0.56)
Reported percent net sales	44.1%	7.0%	24.5%	19.1%	13.7%	(20.2%)	(19.2%)
Non-GAAP adjustments:
Amortization of intangibles	—	868	310	57	—	1,235	1,235	0.05
Stock-based compensation	97	127	147	1,387	—	1,758	1,758	0.07
Restructuring-related charges	—	—	—	601	—	601	601	0.02
Stockholder engagement and proxy defense costs (1)	—	—	—	223	—	223	223	0.01
Impairment charges	—	—	—	—	10,559	10,559	10,559	0.40
Income tax impact of adjustments (2)	—	—	—	—	—	—	—	—
Adjusted	$34,105	$4,409	$18,428	$12,476	$-	$(1,208)	$(418)	$(0.02)
Adjusted percent net sales	44.2%	5.7%	23.9%	16.2%	0.0%	(1.6%)	(0.5%)

	Three months ended September 30, 2025
Non-GAAP Financial Metrics	Gross Profit	Research and Development	Sales and Marketing	General and Administrative	Impairment charge	Loss from Operations	(Loss) earnings from continuing operations	Diluted EPS from continuing operations
Financial Results (GAAP)	$36,165	$4,840	$20,629	$16,131	$-	$(5,435)	$(3,613)	$(0.13)
Reported percent net sales	45.7%	6.1%	26.1%	20.4%	0.0%	(6.9%)	(4.6%)
Non-GAAP adjustments:
Amortization of intangibles	—	876	352	57	—	1,285	1,285	0.05
Stock-based compensation	135	72	171	1,357	—	1,735	1,735	0.06
Legal settlement and expenses	—	—	—	1,784	—	1,784	1,784	0.07
Income tax impact of adjustments (2)	—	—	—	—	—	—	—	—
Adjusted	$36,300	$3,892	$20,106	$12,933	$-	$(631)	$1,191	$0.04
Adjusted percent net sales	45.9%	4.9%	25.4%	16.4%	0.0%	(0.8%)	1.5%

	Nine months ended September 30, 2026
Non-GAAP Financial Metrics	Gross Profit	Research and Development	Sales and Marketing	General and Administrative	Impairment charge	Loss from Operations	Loss from continuing operations	Diluted EPS from continuing operations
Financial Results (GAAP)	$104,811	$16,372	$60,372	$45,974	$10,559	$(28,466)	$(25,418)	$(0.94)
Reported percent net sales	45.0%	7.0%	25.9%	19.7%	13.7%	(12.2%)	(10.9%)
Non-GAAP adjustments:
Amortization of intangibles	—	2,633	978	171	—	3,782	3,782	0.14
Stock-based compensation	351	397	246	4,423	—	5,417	5,417	0.20
Restructuring-related charges	—	—	—	1,731	—	1,731	1,731	0.06
Stockholder engagement and proxy defense costs (1)	—	—	—	1,012	—	1,012	1,012	0.04
Impairment charges	—	—	—	—	10,559	10,559	10,559	0.39
Income tax impact of adjustments (2)	—	—	—	—	—	—	—	—
Adjusted	$105,162	$13,342	$59,148	$38,637	$-	$(5,965)	$(2,917)	$(0.11)
Adjusted percent net sales	45.1%	5.7%	25.4%	16.6%	0.0%	(2.6%)	(1.3%)

	Nine months ended September 30, 2025
Non-GAAP Financial Metrics	Gross Profit	Research and Development	Sales and Marketing	General and Administrative	Impairment charge	Loss from Operations	Loss from continuing operations	Diluted EPS from continuing operations
Financial Results (GAAP)	$102,255	$14,083	$61,250	$45,378	$-	$(18,456)	$(13,175)	$(0.50)
Reported percent net sales	45.1%	6.2%	27.0%	20.0%	0.0%	(8.1%)	(5.8%)
Non-GAAP adjustments:
Amortization of intangibles	—	2,512	958	162	—	3,632	3,632	0.14
Stock-based compensation	431	236	548	4,908	—	6,123	6,123	0.23
Legal settlement and expenses	—	—	—	1,784	—	1,784	1,784	0.07
Income tax impact of adjustments (2)	—	—	—	—	—	—	—	—
Adjusted	$102,686	$11,335	$59,744	$38,524	$-	$(6,917)	$(1,636)	$(0.06)
Adjusted percent net sales	45.3%	5.0%	26.4%	17.0%	0.0%	(3.1%)	(0.7%)

(1) Stockholder engagement and proxy defense costs include third-party advisory, legal, and other professional fees.

(2) Income tax impact of adjustments represents the tax impact related to the non-GAAP adjustments listed above and reflects an effective tax rate of 0% for 2026 and 2025.